UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-A/A
                                (Amendment No. 3)

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12 (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                        Equity Corporation International

             (Exact name of registrant as specified in its charter)



                Delaware                                 75-2521142

(State of incorporation or organization)    (I.R.S. Employer Identification No.)


   415 South First Street, Suite 210
             Lufkin, Texas                                 75901

(Address of principal executive office)                  (Zip Code)


SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(B) OF THE ACT:

     Title of each class                     Name of each exchange on which
      to be so registered                    each class is to be registered

          NONE


SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(G) OF THE ACT:

                          COMMON STOCK, $0.01 PAR VALUE
                         PREFERRED SHARE PURCHASE RIGHTS
                                (Title of Class)

Item 1.  Description of Registrant's Securities to be Registered

         Item 1 of the registrant's Form 8-A is hereby amended as follows:

          The description of Preferred Share Purchase Rights set forth under "Description of Capital Stock -- Certain Anti-Takeovers, Limited Liability and Indemnification Provisions -- Rights Plan" contained in the prospectus filed with the Commission on October 18, 1994 as part of Amendment No. 4 to the Registration Statement on Form S-1 (Reg. No. 33-82546) filed with the with Commission on October 18, 1994 (the "Registration Statement"), which is incorporated by reference in answer to this Item 1, is hereby amended to delete Service Corporation International or its affiliates, including Investment Capital Corporation, as persons not considered Acquiring Persons.

Item 2.  Exhibits

         The following exhibits to this Registration Statement on Form 8-A/A, which constitute all constituent instruments defining the rights of the holders of the Company's Common Stock, including any contracts or other documents which limit or qualify the rights of such holders, are either filed herewith or are incorporated by reference from the documents specified, which have been filed with the Securities and Exchange Commission.

3.1+     Amended and Restated Certificate of Incorporation (filed as Exhibit 4.1
         to  the  Company's   Registration  Statement  on  Form  S-8  (Reg.  No.
         33-98052)).

3.2+ Amended and Restated Bylaws (filed as Exhibit 4.3 to the Company's Registration Statement on Form S-8 (Reg. No. 33-98052)).

4.1+     Form of  Certificate  representing  shares  of Common  Stock  (filed as
         Exhibit 4.1 to the Company's Registration Statement on Form S-1 (Reg. No. 33-82546)).

4.2+ Stockholder Rights Agreement, dated October 13, 1994, between the Company and American Stock Transfer & Trust Company, as Rights Agent (filed as Exhibit 4.2 to the Company's Annual Report on Form 10-K for the year ended December 31, 1994).

4.3+ Form of Rights Certificate (filed as Exhibit B to Exhibit 4.2 to the Company's Annual Report on Form 10-K for the year ended December 31,
         1994).

4.4+ Form of Certificate of Designation of Series One Junior Participating Preferred Stock (filed as Exhibit 4.2 to the Company's Registration Statement on Form S-8 (Reg. No. 33-98052)).
4.5+ First Amendment to Stockholder Rights Agreement, dated September 10, 1996, between the Company and American Stock Transfer & Trust Company, as Rights Agent (filed as Exhibit 6 to the Company's Registration Statement on Form 8-A/A (Amendment No. 2) dated September 11, 1996).

4.6 Second Amendment to Stockholder Rights Agreement, dated as of April 17, 1997, between the Company and American Stock Transfer & Trust Company, as Rights Agent.

----------
+Incorporated herein by reference

                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Amendment No. 3 to Registration Statement on Form 8-A/A to be signed on its behalf by the undersigned, thereunto duly authorized.


                                        EQUITY CORPORATION INTERNATIONAL



                                        By:      /s/ W. CARDON GERNER
                                               -------------------------------
                                                 W. Cardon Gerner,
                                                 Senior Vice President and
                                                 Chief Financial Officer


Dated:   May 19, 1997

                                  EXHIBIT INDEX


Exhibit No.
-----------

3.1+     Amended and Restated Certificate of Incorporation (filed as Exhibit 4.1
         to  the  Company's   Registration  Statement  on  Form  S-8  (Reg.  No.
         33-98052)).

3.2+ Amended and Restated Bylaws (filed as Exhibit 4.3 to the Company's Registration Statement on Form S-8 (Reg. No. 33-98052)).

4.1+     Form of  Certificate  representing  shares  of Common  Stock  (filed as
         Exhibit 4.1 to the Company's Registration Statement on Form S-1 (Reg. No. 33-82546)).

4.2+ Stockholder Rights Agreement, dated October 13, 1994, between the Company and American Stock Transfer & Trust Company, as Rights Agent (filed as Exhibit 4.2 to the Company's Annual Report on Form 10-K for the year ended December 31, 1994).

4.3+ Form of Rights Certificate (filed as Exhibit B to Exhibit 4.2 to the Company's Annual Report on Form 10-K for the year ended December 31,
         1994).

4.4+ Form of Certificate of Designation of Series One Junior Participating Preferred Stock (filed as Exhibit 4.2 to the Company's Registration Statement on Form S-8 (Reg. No. 33-98052)).

4.5+ First Amendment to Stockholder Rights Agreement, dated September 10, 1996, between the Company and American Stock Transfer & Trust Company, as Rights Agent (filed as Exhibit 6 to the Company's Registration Statement on Form 8-A/A (Amendment No. 2) dated September 11, 1996).

4.6 Second Amendment to Stockholder Rights Agreement, dated as of April 17, 1997, between the Company and American Stock Transfer & Trust Company, as Rights Agent.

----------
+Incorporated herein by reference




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